EXHIBIT 10.1







                        COMMON STOCK PURCHASE AGREEMENT


                                 BY AND BETWEEN


                           KINGSBRIDGE CAPITAL LIMITED


                                       AND


                        COLLAGENEX PHARMACEUTICALS, INC.


                          DATED AS OF FEBRUARY 14, 2002







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                                TABLE OF CONTENTS

                                                                            PAGE


ARTICLE I       DEFINITIONS...................................................1

     Section 1.01.  "Closing Date"............................................1

     Section 1.02.  "Commission"..............................................1

     Section 1.03.  "Commission Documents"....................................1

     Section 1.04.  "Commitment Period".......................................1

     Section 1.05.  "Common Stock"............................................2

     Section 1.06.  "Damages".................................................2

     Section 1.07.  "Draw Down"...............................................2

     Section 1.08.  "Draw Down Amount"........................................2

     Section 1.09.  "Draw Down Discount Price"................................2

     Section 1.10.  "Draw Down Notice"........................................2

     Section 1.11.  "Draw Down Pricing Period"................................2

     Section 1.12.  "Exchange Act"............................................2

     Section 1.13.  "Material Adverse Effect".................................2

     Section 1.14.  "Maximum Commitment Amount"...............................2

     Section 1.15.  "Maximum Draw Down Amount"................................2

     Section 1.16.  "Minimum Commitment Amount"...............................2

     Section 1.17.  "Minimum Draw Down Amount"................................2

     Section 1.18.  "NASD"....................................................2

     Section 1.19.  "Principal Market"........................................3

     Section 1.20.  "Person"..................................................3

     Section 1.21.  "Prospectus"..............................................3

     Section 1.22.  "Securities Act"..........................................3

     Section 1.23.  "Registration Statement"..................................3

     Section 1.24.  "Settlement Date".........................................3

     Section 1.25.  "Shares"..................................................3

     Section 1.26.  "Threshold Price".........................................3

     Section 1.27.  "Trading Day".............................................3

     Section 1.28.  "VWAP"....................................................3

     Section 1.29.  "Warrant".................................................3

ARTICLE II      PURCHASE AND SALE OF COMMON STOCK.............................4

     Section 2.01.  Purchase and Sale of Stock................................4

     Section 2.02.  Registration Statement and Prospectus.....................4

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     Section 2.03.  Closing...................................................4

ARTICLE III     DRAW DOWN TERMS...............................................5

     Section 3.01.  Draw Down Notice..........................................5

     Section 3.02.  Number of Shares..........................................5

     Section 3.03.  Limitation on Draw Downs..................................5

     Section 3.04.  Trading Cushion...........................................5

     Section 3.05.  Reserved..................................................5

     Section 3.06.  Expiration of Draw Downs..................................5

     Section 3.07.  Settlement................................................5

     Section 3.08.  Delivery of Shares; Payment of Draw Down Amount...........5

     Section 3.09.  Threshold Price...........................................6

     Section 3.10.  Other Issuances...........................................6

     Section 3.11.  Failure to Deliver Shares.................................6

ARTICLE IV      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................7

     Section 4.01.  Organization, Good Standing and Power.....................7

     Section 4.02.  Authorization; Enforcement................................7

     Section 4.03.  Capitalization............................................7

     Section 4.04.  Issuance of Shares........................................8

     Section 4.05.  No Conflicts..............................................8

     Section 4.06.  Commission Documents, Financial Statements................8

     Section 4.07.  No Material Adverse Change................................9

     Section 4.08.  No Undisclosed Liabilities................................9

     Section 4.09.  No Undisclosed Events or Circumstances....................9

     Section 4.10.  Actions Pending...........................................9

     Section 4.11.  Compliance with Law.......................................9

     Section 4.12.  Certain Fees.............................................10

     Section 4.13.  Disclosure...............................................10

     Section 4.14.  Material Non-Public Information..........................10

     Section 4.15.  Securities Laws..........................................10

     Section 4.16.  Acknowledgment Regarding Purchaser's Purchase of Shares..11

ARTICLE V       REPRESENTATIONS, WARRANTIES AND COVENANTS OF
                THE PURCHASER................................................11

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     Section 5.01.  Organization and Standing of the Purchaser...............11

     Section 5.02.  Authorization and Power..................................11

     Section 5.03.  No Conflicts.............................................11

     Section 5.04.  Information..............................................12

     Section 5.05.  Selling Restrictions.....................................12

     Section 5.06.  Statutory Underwriter Status.............................12

ARTICLE VI      COVENANTS OF THE COMPANY.....................................12

     Section 6.01.  Securities...............................................12

     Section 6.02.  Reservation of Common Stock..............................12

     Section 6.03.  Registration and Listing.................................13

     Section 6.04.  Registration Statement...................................13

     Section 6.05.  Compliance with Laws.....................................13

     Section 6.06.  Keeping of Records and Books of Account..................13

     Section 6.07.  Reporting Requirements...................................13

     Section 6.08.  Prohibited Transactions..................................14

     Section 6.09.  Corporate Existence......................................14

     Section 6.10.  Non-public Information...................................14

     Section 6.11.  Notice of Certain Events Affecting Registration;
                    Suspension of Right to Request a Draw Down...............14

     Section 6.12.  Amendments to the Registration Statement.................14

     Section 6.13.  Prospectus Delivery......................................15

     Section 6.14.  Expectations Regarding Draw Downs........................15

     Section 6.15.  Consolidation; Merger....................................15

ARTICLE VII     CONDITIONS TO CLOSING AND DRAW DOWNS.........................15

     Section 7.01.  Conditions Precedent to the Obligation of the Company
                    to Close this Agreement and to Sell the Shares...........15

     Section 7.02.  Conditions Precedent to the Obligation of the Purchaser
                    to Close this Agreement..................................16

     Section 7.03.  Conditions Precedent to the Obligation of the Purchaser
                    to Accept a Draw Down and Purchase Shares................17

ARTICLE VIII    TERMINATION..................................................18

     Section 8.01.  Termination by Mutual Consent............................18

     Section 8.02.  Other Termination........................................18

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     Section 8.03.  Effect of Termination....................................19

ARTICLE IX      INDEMNIFICATION..............................................19

     Section 9.01.  Transaction Related Indemnification......................19

     Section 9.02.  Notification of Claims for Indemnification...............20

     Section 9.03.  Dispute Resolution.......................................21

ARTICLE X       MISCELLANEOUS................................................22

     Section 10.01. Fees and Expenses........................................22

     Section 10.02. Reporting Entity for the Common Stock....................22

     Section 10.03. Brokerage................................................22

     Section 10.04. Notices..................................................22

     Section 10.05. Assignment...............................................23

     Section 10.06. Amendment; No Waiver.....................................24

     Section 10.07. Entire Agreement.........................................24

     Section 10.08. Severability.............................................24

     Section 10.09. Title and Subtitles......................................24

     Section 10.10. Counterparts.............................................24

     Section 10.11. Choice of Law............................................24

     Section 10.12. Specific Enforcement, Consent to Jurisdiction............24

     Section 10.13. Survival.................................................25

     Section 10.14. Publicity................................................25

     Section 10.15. Further Assurances.......................................25

     Section 10.16. Liquidated Damages.......................................25


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                         COMMON STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                           KINGSBRIDGE CAPITAL LIMITED

                                       AND

                        COLLAGENEX PHARMACEUTICALS, INC.

                          DATED AS OF FEBRUARY 14, 2002


     This COMMON STOCK PURCHASE AGREEMENT is entered into as of the 14th day of February, 2002 (this "Agreement"), by and between Kingsbridge Capital Limited, an entity organized and existing under the laws of the British Virgin Islands (the "Purchaser"), and Collagenex Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company").

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchaser, from time to time as provided herein, and the Purchaser shall purchase, up to $8.5 million worth of shares of Common Stock (as defined below);

     NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. "Closing Date" means the date on which this Agreement is executed and delivered by the Company and the Purchaser.

     Section 1.02. "Commission" means the United States Securities Exchange Commission.

     Section 1.03. "Commission Documents" shall have the meaning assigned to such term in Section 4.06 hereof.

     Section 1.04. "Commitment Period" means the period commencing on the date hereof and expiring on the earlier to occur of (x) the date on which the Purchaser shall have purchased Shares pursuant to this Agreement for an aggregate purchase price equal to the Maximum Commitment Amount, (y) the date this Agreement is terminated pursuant to Article VIII hereof, or (z) the date occurring 12 months from the date of commencement of the Commitment Period.

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     Section 1.05.  "Common  Stock" means the common stock of the Company, $0.01 par value per share.

     Section 1.06. "Damages" means any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of expert witnesses and investigation).

     Section 1.07.  "Draw Down" shall have the meaning  assigned to such term in
Section 3.01 hereof.

     Section 1.08.  "Draw Down Amount" means the  actual  amount of a Draw Down.

     Section 1.09. "Draw Down Discount Price" means (i) 94% of the VWAP on any Trading Day during the Draw Down Pricing Period that the VWAP is equal to or exceeds $15.00, (ii) 92% of the VWAP on any Trading Day during the Draw Down
Pricing Period that the VWAP is equal to or exceeds $7.00 but is less than $15.00, and (iii) 90% of the VWAP on any Trading Day during the Draw Down Pricing Period that the VWAP exceeds $3.34 but is less than $7.00.

     Section 1.10. "Draw Down Notice" shall have the meaning assigned to such term in Section 3.01 hereof.

     Section 1.11.  "Draw Down Pricing Period" shall  mean  a  period of fifteen
(15) consecutive Trading Days beginning on the first Trading Day specified in a Draw Down Notice or such other period of consecutive Trading Days as mutually agreed upon by the Company and the Purchaser.

     Section 1.12. "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     Section 1.13. "Material Adverse Effect" means any effect on the business, operations, properties, or financial condition of the Company that is material and adverse to the Company or to the Company and such other entities controlling or controlled by the Company, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement in any material respect.

     Section 1.14. "Maximum Commitment Amount" means $8.5 million in aggregate Draw Down Amounts.

     Section 1.15. "Maximum Draw Down Amount" has the meaning set forth on Annex A hereto.

     Section 1.16. "Minimum Commitment Amount" means $1.5 million in aggregate Draw Down Amounts.

     Section 1.17.  "Minimum    Draw     Down     Amount"     means    $250,000.

     Section 1.18. "NASD" means the National Association of Securities Dealers, Inc.


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     Section 1.19.  "Principal  Market"  means the Nasdaq  National  Market, the
Nasdaq SmallCap Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

     Section 1.20. "Person" means any individual, corporation, partnership, association, trust or other entity or organization, including any government or political subdivision or an agency or instrumentality thereof.

     Section 1.21. "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, as supplemented from time to time pursuant to Rule 424(b) of the Securities Act.

     Section 1.22. "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     Section 1.23. "Registration Statement" means the registration statement on Form S-3, Commission File Number 333-72166 under the Securities Act, filed with the Commission for the registration of the Shares, as such Registration Statement may be amended from time to time.

     Section 1.24. "Settlement Date" shall have the meaning assigned to such term in Section 3.07 hereof.

     Section 1.25. "Shares" means the shares of Common Stock of the Company that may be purchased hereunder.

     Section 1.26. "Threshold Price" means the lowest "Draw Down Discount Price" at which the Company will sell Shares during each Draw Down Pricing Period, which price shall not be less than $3.00 per share, unless agreed upon in writing by the Purchaser.

     Section 1.27. "Trading Day" means any day other than a Saturday or a Sunday on which the Principal Market is open for trading in equity securities.

     Section 1.28. "VWAP" means the volume weighted average price of the Common Stock during any Trading Day as reported by Bloomberg, L.P. using the AQR function.

     Section 1.29. "Warrant" means the warrant to purchase up to 40,000 shares of Common Stock first exercisable beginning on the six-month anniversary of the Closing Date and expiring on the fifth anniversary thereafter issued by the Company to the Purchaser on the Closing Date.


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                                   ARTICLE II

                        PURCHASE AND SALE OF COMMON STOCK

     Section 2.01.  Purchase and Sale of Stock.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company Common Stock for an aggregate (in Draw Down Amounts) of up to the Maximum Commitment Amount, consisting of purchases based on Draw Downs in accordance with Article III hereof.

     (b) Prior to the six month anniversary hereof, the Company shall issue and sell to the Purchaser Shares hereunder for an aggregate in Draw Down Amounts of at least the Minimum Commitment Amount. In the event that the Company fails for any reason to issue and sell such Shares during the first six months of the Commitment Period, on the first Trading Day after the earlier of (i) the expiration of such six-month period or (ii) the termination of this Agreement by the Company in accordance with Section 8.02(b), the Company shall pay to the Purchaser, by wire transfer of immediately available funds to an account designated by the Purchaser, an amount equal to 10% of the amount by which the Minimum Commitment Amount exceeds the aggregate of all Draw Down Amounts paid in respect of the Shares issued and sold hereunder. Notwithstanding the foregoing, the Company shall not be obligated to make any payment pursuant to this Section 2.01(b) in the event that the closing price of the Common Stock is less than or equal to $5.00 for an aggregate of sixty (60) Trading Days during such six-month period.

     Section 2.02. Registration Statement and Prospectus. The Company has prepared and filed with the Commission in accordance with the provisions of the Securities Act, the Registration Statement, including the Prospectus, subject to an amendment and supplement, respectively, related to this Agreement. The Registration Statement was declared effective on February 14, 2002. In the event that the Company fails to maintain the effectiveness of the Registration Statement, including any Prospectus included therein, throughout the Commitment Period (other than any temporary suspension of effectiveness consented to in writing by the Purchaser), and the Purchaser owns any shares of Common Stock at any time during such period of ineffectiveness, then the Company shall pay to the Purchaser an amount in immediately available funds equal to the product of
(x) the total number of Shares issued to the Purchaser hereunder and owned by the Purchaser at any time during such period of ineffectiveness and (y) the result, if greater than zero, obtained by subtracting the VWAP on the Trading Day immediately following the day on which any such period of ineffectiveness is cured from the VWAP on the Trading Day immediately preceding the day on which any such period of ineffectiveness began.

     Section 2.03. Closing. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, that number of the Shares to be issued in connection with each Draw Down. The closing of the execution and delivery of this Agreement (the "Closing") shall take place at the offices of Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, NY 10166 at 11:00 a.m. local time on February 14, 2002, or at such other time and place or on such date as the Purchaser and the Company may agree upon (the "Closing Date"). Each party shall deliver all documents,


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instruments and writings required to be delivered by such party pursuant to this
Agreement at or prior to the Closing.

                                  ARTICLE III

                                 DRAW DOWN TERMS

     Subject to the satisfaction of the conditions hereinafter set forth in this Agreement, the parties agree as follows:

     Section 3.01. Draw Down Notice. The Company, may, in its sole discretion, issue a Draw Down Notice with respect to a Draw Down up to a Draw Down Amount equal to the Maximum Draw Down Amount (each, a "Draw Down") during any Draw Down Pricing Period, which Draw Down the Purchaser will be obligated to accept. The Company shall inform the Purchaser via facsimile transmission, with a copy to the Purchaser's counsel, as to the Draw Down Amount the Company wishes to exercise before commencement of trading on the first Trading Day of any Draw Down Pricing Period (the "Draw Down Notice"). In addition to the Draw Down Amount, each Draw Down Notice shall specify the Threshold Price in respect of the applicable Draw Down and shall designate the first Trading Day of the Draw Down Pricing Period. In no event shall any Draw Down Amount be less than the Minimum Draw Down Amount or exceed the Maximum Draw Down Amount.

     Section 3.02. Number of Shares. The number of Shares to be issued in connection with each Draw Down shall be equal to the sum of the quotients (for each Trading Day of the Draw Down Pricing Period for which the Draw Down Discount Price equals or exceeds the Threshold Price) of one fifteenth (1/15th) of the Draw Down Amount divided by the applicable Draw Down Discount Price.

     Section 3.03. Limitation on Draw Downs. Only one Draw Down shall be permitted for each Draw Down Pricing Period.

     Section 3.04. Trading Cushion. There shall be a minimum of five (5) Trading Days between the expiration of any Draw Down Pricing Period and the beginning of the next succeeding Draw Down Pricing Period.

     Section 3.05.  Reserved.

     Section 3.06. Expiration of Draw Downs. Each Draw Down will expire on the last Trading Day of each Draw Down Pricing Period.

     Section 3.07. Settlement. The number of Shares purchased by the Purchaser with respect to each Draw Down shall be determined and settled on the third Trading Day following the end of the applicable Draw Down Pricing Period. Each date on which settlement of the purchase and sale of Shares occurs hereunder being referred to as a "Settlement Date."

     Section 3.08. Delivery of Shares; Payment of Draw Down Amount. On each Settlement Date, the Company shall deliver the Shares purchased by the Purchaser to the Purchaser or its designees via book-entry through the Depositary Trust Company to an account designated by the Purchaser, and upon receipt of the Shares, the Purchaser shall cause payment therefor to be made to the Company's designated account by wire transfer of immediately

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available  funds,  provided  that,  the Shares are received by the  Purchaser no later than 1:00 p.m. (Eastern Time) or next day available funds if the Shares are received thereafter.

     Section 3.09. Threshold Price. For each Trading Day during a Draw Down Pricing Period that the Draw Down Discount Price is less than the Threshold Price, no Shares shall be purchased or sold on such Trading Day and the total amount of the Draw Down Amount in respect of such Draw Down Pricing Period shall be reduced by one fifteenth (1/15th), provided, however, that the Purchaser may elect at the end of such Draw Down Pricing Period, in its sole discretion, to purchase Shares in respect of any such Trading Day at a price equal to the Threshold Price. At no time shall the Threshold Price be set below $3.00 unless agreed upon by the Company and the Purchaser. If trading in the Company's Common Stock is suspended for any reason for more than three (3) hours in any Trading Day, at the Purchaser's option, the price of the Common Stock shall be deemed to be below the Threshold Price for that Trading Day.

     Section 3.10. Other Issuances. If during any Draw Down Pricing Period, the Company shall issue any shares of Common Stock to any Person other than the Purchaser (other than shares of Common Stock issued in connection with a Permitted Transaction (as defined below)), the Purchaser may in its sole discretion elect to: (i) purchase up to the same number of shares of Common Stock at the price and on such terms as the Company issued shares of Common Stock to such Person, provided that the number of shares permitted to be so purchased multiplied by the price per share shall not exceed the Draw Down Amount for the applicable Draw Down Pricing Period; or (ii) purchase up to the Draw Down Amount of shares of Common Stock at the Draw Down Discount Price in effect on the respective sales dates. The Purchaser shall notify the Company of its election on the Trading Day preceding the Settlement Date in respect of such Draw Down Pricing Period. For purposes of this Agreement, the term "Permitted Transaction" shall include a transaction pursuant to which the Company issues shares of Common Stock or securities of any type whatsoever that are, or may become, convertible into shares of Common Stock with respect to: (i) securities issuable upon conversion of shares of the Company's currently outstanding Preferred Stock or any currently outstanding convertible securities; (ii) securities offered to the public pursuant to an underwritten public offering;
(iii) securities issued in connection with the acquisition of another corporation, business entity or line of business of another business entity by the Company by merger, consolidation, purchase of all or substantially all of the assets, or other reorganization as a result of which the Company owns not less than fifty percent (50%) of the voting power of such corporation; (iv) securities issued to equipment lessors or equipment vendors in connection with any equipment lease financing by the Company; (v) securities issued in connection with a strategic commercial transaction, licensing transaction, any debt financing with a financial institution or other strategic financing; (vi) the Company's Common Stock, Preferred Stock or other securities issued in connection with any stock split, stock dividend, recapitalization, reclassification or similar event by the Company; or (vii) shares of Common
Stock issued to employees, consultants, officers or Directors of the Company pursuant to a stock option plan or other incentive plan approved by the Board of Directors of the Company or a designated committee thereof, and options to purchase such shares.

     Section 3.11. Failure to Deliver Shares. If on any Settlement Date, the Company fails to deliver the Shares to be purchased by the Purchaser, and such failure is not cured within ten (10) Trading Days of the date for delivery therefor, the Company shall pay, in cash as liquidated damages and not as a penalty to the Purchaser an amount equal to two percent (2%) of the Draw Down Amount for the initial thirty (30) days and each additional thirty (30) day period thereafter until such failure has been cured, which shall be pro rated for such periods less than thirty (30) days. Cash payments to be made pursuant to this Section 3.11 shall be due and payable


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immediately  upon demand by wire transfer of immediately  available  funds to an account designated by the Purchaser.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby makes the following representations and warranties to the Purchaser:

     Section 4.01. Organization, Good Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Except as set forth in the Commission Documents (as defined below), the Company does not own more than fifty percent (50%) of the outstanding capital stock of or control any other business entity. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

     Section 4.02. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Shares; (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (iii) this Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

     Section 4.03. Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding as of December 31, 2001 are set forth on Schedule 4.03 attached hereto. All of the outstanding shares of the
Common Stock have been duly and validly authorized and issued, and are fully paid and non-assessable. Except as set forth in this Agreement or on Schedule
4.03 attached hereto, as of the date hereof no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for or giving any right to subscribe for, any shares of capital stock of the Company. Furthermore, except as set forth on
Schedule 4.03 and except as set forth in this Agreement, as of the date hereof, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. Except as set forth on Schedule 4.03, the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which would have a Material Adverse Effect. The Company has furnished or made available to the Purchaser true and correct copies of the Company's Certificate of Incorporation, as amended and in effect on the date hereof (the "Articles"), and the Company's Bylaws, as amended and in effect on the date hereof (the "Bylaws").

     Section 4.04. Issuance of Shares. The Shares have been duly authorized by all necessary corporate action and, when issued and paid for in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and non-assessable, and the Purchaser shall be entitled to all rights accorded to a holder of Common Stock.

     Section 4.05. No Conflicts. The execution, delivery and performance of this Agreement, and any other document or instrument contemplated hereby, by the Company and the consummation by the Company of the transactions contemplated thereby do not (i) violate any provision of the Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Shares in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the Commission, the NASD or state securities commissions subsequent to the Closing, and, any registration statement which may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein.

     Section 4.06. Commission Documents, Financial Statements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to
Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission Documents"). The Company has maintained all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on the Nasdaq National Market. The Company has delivered or made available to the Purchaser true and complete copies of the Commission Documents filed with the Commission since December 31, 1999 and prior to the Closing Date. The Company has not provided to the Purchaser any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of its date, the Company's Form 10-K for the year ended December 31, 2000 (as amended) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such document, and, as of its date, after giving effect to the information disclosed and incorporated by reference therein, such Form 10-K did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents complied as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     Section 4.07. No Material Adverse Change. Except as disclosed in the Commission Documents, since December 31, 2000 no event or series of events has or have occurred that would, individually or in the aggregate, have a Material Adverse Effect on the Company.

     Section 4.08. No Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any subsidiary (including the notes thereto) in conformity with GAAP and are not disclosed in the Commission Documents, other than those incurred in the ordinary course of the Company's or its subsidiaries respective businesses since December 31, 2000 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

     Section 4.09. No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

     Section 4.10. Actions Pending. Except as set forth on Schedule 4.10, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the Commission Documents, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets may have a Material Adverse Effect on the Company. Except as set forth in the Commission Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which might result in a Material Adverse Effect.

     Section 4.11. Compliance with Law. The businesses of the Company and its subsidiaries have been and are presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents or such that do not cause a Material Adverse Effect. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it, except for such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, the failure to possess which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     Section 4.12. Certain Fees. Except as expressly set forth in this Agreement, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any of its subsidiaries in respect of the transactions contemplated by this Agreement.

     Section 4.13. Disclosure. To the best of the Company's knowledge, neither this Agreement nor the Schedule hereto nor any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contain, and the Company and any Person representing the Company has not made, at any time, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

     Section 4.14. Material Non-Public Information. Except for the transactions contemplated by this Agreement, neither the Company, nor its officers, directors or agents have disclosed to the Purchaser any material non-public information that according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

     Section 4.15. Securities Laws. The Company has complied in all material respects with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder.

     (a) Each Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Securities Act, complied or will comply when so filed in all material respects with the provisions of the Securities Act. The Commission has not issued any order preventing or suspending the use of any Prospectus.

     (b) The Company meets the requirements for the use of Form S-3 under the Securities Act. The Registration Statement in the form in which it became effective and also in such form as it may be when any post-effective amendment thereto becomes effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Securities Act, complied or will comply in all material respects with the provisions of the Securities Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with the representations and warranties of the Purchaser made hereby and the information relating to the Purchaser furnished to the Company in writing by or on behalf of the Purchaser expressly for use therein.

     (c) The Company has not distributed and, prior to the completion of the sale of the Shares to the Purchaser, will not distribute any offering material in connection with the offer and sale of the Shares other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Securities Act.

     Section 4.16. Acknowledgment Regarding Purchaser's Purchase of Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Purchaser's purchase of the Shares.

                                   ARTICLE V

           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

     The Purchaser hereby makes the following representations, warranties and covenants to the Company:

     Section 5.01. Organization and Standing of the Purchaser. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the British Virgin Islands.

     Section 5.02. Authorization and Power. The Purchaser has the requisite corporate power and authority to enter into and perform this Agreement and to purchase the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Purchaser, its Board of Directors or stockholders is required. This Agreement constitutes, or when executed and delivered shall constitute, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of creditor's rights and remedies or by other equitable principles of general application.

     Section 5.03. No Conflicts. The execution, delivery and performance of this Agreement, and any other document or instrument contemplated hereby, by the Purchaser and the consummation of the transactions contemplated thereby do not
(i) violate any provision of the Purchaser's charter documents or bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Purchaser is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Purchaser under any agreement or any commitment to which the Purchaser is a party or by which the Purchaser is bound or by which any of its respective properties or assets are bound or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Purchaser or by which any property or asset of the Purchaser are bound or affected, except in all cases, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Purchaser to enter into and perform its obligations under this Agreement in any material respect. The Purchaser is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof, provided that, for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

     Section 5.04. Information. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

     Section 5.05. Selling Restrictions. The Purchaser has the right to sell shares of the Company's Common Stock equal in number to the aggregate number of the Shares to be purchased pursuant to this Agreement during the Draw Down Pricing Periods. The Purchaser covenants, however, that prior to and during the term of a Draw Down Pricing Period, neither the Purchaser nor any of its affiliates nor any entity managed by the Purchaser will ever be in a net short position with respect to shares of the Common Stock in any accounts directly or indirectly managed by the Purchaser or any affiliate of the Purchaser or any entity managed by the Purchaser.

     Section 5.06. Statutory Underwriter Status. The Purchaser acknowledges and agrees that, pursuant to the Commission's current interpretations of the Securities Act, the Purchaser must be disclosed as an "underwriter within the meaning of the Securities Act" in the Registration Statement (or amendment thereto) and in any Prospectus contained therein as required by applicable law.

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

     The Company covenants with the Purchaser as follows:

     Section 6.01. Securities. The Company shall notify the Commission and the Principal Market, as applicable, in accordance with their rules and regulations, of the transactions contemplated by this Agreement, and shall take reasonable efforts to take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares to the Purchaser or subsequent holders.

     Section 6.02. Reservation of Common Stock. As of the date hereof, the Company has available and the Company shall reserve and keep available at all times, free of preemptive rights and other similar contractual rights of stockholders, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue Shares in connection with all Draw Downs contemplated hereunder. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder.

     Section 6.03. Registration and Listing. The Company will take all action necessary to cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to maintain the listing and trading of its Common Stock and the listing of the Shares purchased by Purchaser hereunder on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

     Section 6.04. Registration Statement. Before the Purchaser shall be obligated to accept a Draw Down request from the Company, the Company shall have caused a sufficient number of shares of Common Stock to be registered to cover the Shares to be issued in connection with this Agreement. Without the prior written consent of the Purchaser, the Registration Statement shall be used solely in connection with the transactions between the Company and the Purchaser contemplated hereby.

     Section 6.05.  Compliance with Laws.

     (a) The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could reasonably be expected to have a Material Adverse Effect.

     (b) Without the consent of its stockholders in accordance with NASD rules, the Company will not be obligated to issue, and the Purchaser will not be obligated to purchase, any Shares which would result in the issuance under this Agreement of Shares representing more than nineteen and nine-tenths percent (19.9%) of the issued and outstanding shares of the Company's Common Stock on the date hereof.

     Section 6.06. Keeping of Records and Books of Account. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

     Section 6.07. Reporting Requirements. Upon written request, the Company shall furnish copies of the following to the Purchaser so long as such Purchaser shall be obligated hereunder to purchase Shares:

     (a) Quarterly Reports filed with the Commission on Form 10-Q as soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters of the Company;

     (b) Annual Reports filed with the Commission on Form 10-K as soon as available, and in any event within 90 days after the end of each fiscal year of the Company;

     (c) Reports filed with the Commission on Form 8-K as soon as available, and in any event within 3 days after any such report is furnished or submitted to the Commission; and

     (d) Any other documents furnished or submitted to the Commission (other than on a confidential basis), within 3 days after any such document is furnished or submitted to the Commission.

     Section 6.08. Prohibited Transactions. During the term of this Agreement, the Company shall not enter into any Prohibited Transaction without the prior written consent of the Purchaser. Notwithstanding anything to the contrary contained in this Agreement, the term "Prohibited Transaction" shall mean the issuance by the Company of any "future priced securities" (the issuance of shares of Common Stock or securities of any type whatsoever that are, or may become, convertible or exchangeable into shares of Common Stock where the purchase, conversion or exchange price for such Common Stock is determined using any floating or otherwise adjustable discount to the market price of Common Stock, including, without limitation, pursuant to any equity line or other financing that is substantially similar to the financing provided for under this Agreement).

     Section 6.09. Corporate Existence. The Company shall take all steps necessary to preserve and continue the corporate existence of the Company.

     Section 6.10. Non-public Information. Neither the Company nor any of its officers or agents shall disclose any material non-public information about the Company to the Purchaser.

     Section 6.11. Notice of Certain Events Affecting Registration; Suspension of Right to Request a Draw Down. Notwithstanding the provisions of Section 6.10, the Company shall immediately notify the Purchaser upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of the Common Stock: (i) receipt of any request for additional information by the Commission or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the registration statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company shall not request a Draw Down during the continuation of any of the foregoing events.

     Section 6.12. Amendments to the Registration Statement. The Company will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which the Purchaser shall not previously have been advised or to which the

Purchaser shall reasonably object after being so advised or (ii) so long as, in the reasonable opinion of counsel for the Purchaser, a Prospectus is required to be delivered in connection with sales of the Shares by the Purchaser, file any information, documents or reports pursuant to the Exchange Act without delivering a copy of such information, documents or reports to the Purchaser promptly following such filing.

     Section 6.13. Prospectus Delivery. Prior to the execution and delivery of this Agreement, the Company will deliver to the Purchaser, without charge, in such quantities as reasonably requested by the Purchaser, copies of each form of Prospectus. As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Purchasers a prospectus is required by the Securities Act to be delivered in connection with sales by the Purchaser, the Company will expeditiously deliver to the Purchaser, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as the Purchaser may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares may be sold by the Purchaser, in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales of the Shares. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Purchaser is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Securities Act or any other law, the Company will forthwith prepare and file with the Commission an appropriate supplement or amendment thereto, and will expeditiously furnish to the Purchaser a reasonable number of copies thereof.

     Section 6.14. Expectations Regarding Draw Downs. Within ten (10) days after the commencement of each calendar quarter occurring subsequent to the date hereof, the Company undertakes to notify the Purchaser as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Draw Down Notices. Such notification shall constitute only the Company's good faith estimate with respect to such calendar quarter and shall in no way obligate the Company to raise such amount during such calendar quarter or otherwise limit its ability to deliver Draw Down Notices during such calendar quarter. The failure by the Company to comply with this provision can be cured by the Company's notifying the Purchaser at any time as to its reasonable expectations with respect to the current calendar quarter.

     Section 6.15. Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Purchaser such shares of stock and/or securities as the Purchaser is entitled to receive pursuant to this Agreement.

                                  ARTICLE VII

                      CONDITIONS TO CLOSING AND DRAW DOWNS

     Section 7.01. Conditions Precedent to the Obligation of the Company to Close this Agreement and to Sell the Shares. The obligation hereunder of the Company to issue and sell the

Shares to the Purchaser is subject to the satisfaction, at or before each Draw Down, of each of the conditions set forth below.

     (a) Accuracy of the Purchaser's Representations and Warranties. Each of the representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the date of each Draw Down Notice (the "Draw Down Exercise Date") as though made at that time, except for representations and warranties that are expressly made as of a particular date.

     (b) Effective Registration Statement. The Registration Statement registering the offer and sale of the Shares shall have been declared effective by the Commission and shall have been amended or supplemented, as required, to disclose the transactions contemplated hereby.

     (c) Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to each Settlement Date.

     (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or otherwise has a Material Adverse Effect.

     (e) No Suspension, Etc. Trading in the Company's Common Stock shall not have been suspended by the Commission, the Principal Market or the NASD and, at any time prior to each Draw Down Notice, trading in securities generally as reported on the Principal Market shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by American Stock Exchange, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of the Company, makes it impracticable or inadvisable to issue the Shares.

     (f) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to enjoin, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

     (g) Compliance with Law. The Purchaser shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

     Section 7.02. Conditions Precedent to the Obligation of the Purchaser to Close this Agreement. The obligation hereunder of the Purchaser to enter this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

     (a)  Performance  by the  Company.   The  Company   shall  have  performed,
satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

     (b) No Suspension, Etc. Trading in the Company's Common Stock shall not have been suspended by the Commission, the Principal Market or the NASD and, at any time prior to the Closing, trading in securities generally as reported on the Principal Market shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by the American Stock Exchange, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Shares.

     (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

     (d) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to enjoin, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

     (e) Compliance with Law. The Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

     (f) Warrant. The Warrant shall have been duly executed, delivered and issued to the Purchaser.

     Section 7.03. Conditions Precedent to the Obligation of the Purchaser to Accept a Draw Down and Purchase Shares. The obligation hereunder of the Purchaser to accept a Draw Down request and to acquire and pay for the Shares is subject to the satisfaction or waiver, at or before each Draw Down Exercise Date of each of the conditions set forth below. The conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

     (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Draw Down Exercise Date as though made at that time, except for representations and warranties that are expressly made as of a particular date.

     (b) Effective Registration Statement. The Registration Statement registering the offer and sale of the Shares shall have been declared effective by the Commission prior to the Closing Date and shall thereafter be amended or supplemented, as required, to disclose the sale of the Shares prior to the Closing Date or each Settlement Date, as applicable, and shall be effective as of each Settlement Date.

     (c) No Suspension. Trading in the Company's Common Stock shall not have been suspended by the Commission, the Principal Market or the NASD and, at any time prior to a Draw Down Notice, trading in securities generally as reported on the Principal Market shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by the American Stock Exchange or the New York Stock Exchange.

     (d) Section 16 Limitation. On each Settlement Date, the number of Shares then to be purchased by the Purchaser shall not exceed the number of such shares that, when aggregated with all other Shares then owned by the Purchaser beneficially or deemed beneficially owned by the Purchaser, would result in the Purchaser owning more than 9.9% of all of such Common Stock as would be outstanding on such Settlement Date, as determined in accordance with Section 16 of the Exchange Act. For purposes of this Section 7.03(d), in the event that the amount of Common Stock outstanding as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder is greater on a Settlement Date than on the date upon which the Draw Down Notice associated with such Settlement Date is given, the amount of Common Stock outstanding on such Settlement Date shall govern for purposes of determining whether the Purchaser, when aggregating all purchases of Common Stock made pursuant to this Agreement would own more than 9.9% of the Common Stock following such Settlement Date.

     (e) No Knowledge. The Company shall have no knowledge of any event more likely than not to have the effect of causing the Registration Statement registering the offer and sale of the Shares to be suspended or otherwise ineffective (which event is more likely than not to occur within fifteen Trading Days following the Trading Day on which a Draw Down Notice is delivered).

     (f) Material Adverse Effect. No Material Adverse Effect shall have occurred.

                                  ARTICLE VIII

                                   TERMINATION

     Section 8.01.  Termination  by   Mutual  Consent.   This   Agreement  shall
terminate upon expiration of the Commitment Period. This Agreement may be terminated at any time by mutual written consent of the parties.

     Section 8.02. Other Termination.

     (a) The Purchaser may terminate this Agreement upon (x) one (1) day's notice if the Company enters into any Prohibited Transaction as set forth in
Section 6.08 without the Purchaser's prior written consent, or (y) one (1) day's notice if an event resulting in a Material Adverse Effect has occurred.

     (b) The Company may terminate this Agreement upon one (1) day's notice; provided, however, that the Company shall not terminate this Agreement pursuant to this Section 8.02(b) during any Draw Down Pricing Period; provided further; that, in the event that the Company terminates this Agreement in accordance with this Section 8.02(b), the Company shall pay to the Purchaser the amount specified in Section 2.01(b) hereof in accordance with such Section 2.01(b); provided further; that, in the event of any termination of this Agreement by the Company hereunder, so long as the Purchaser owns Shares purchased hereunder, the Company shall not suspend or withdraw the Registration Statement or otherwise cause the Registration Statement to become ineffective, or delist the Common Stock from the Principal Market.

     (c) Each of the parties hereto may terminate this Agreement if the other party has breached a material representation, warranty or covenant to this Agreement.

     (d) The obligation of the Purchaser to purchase shares of Common Stock shall terminate permanently in the event that there shall occur any stop order or suspension of effectiveness of the Registration Statement for an aggregate of thirty (30) days during the Commitment Period.

     Section 8.03. Effect of Termination. In the event of termination by the Company or the Purchaser, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 8.01 or 8.02 herein, this Agreement shall become void and of no further force and effect, except as provided in Section
10.13. Nothing in this Section 8.03 shall be deemed to release the Company or the Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Company and the Purchaser to compel specific performance by the other party of its obligations under this Agreement.

                                   ARTICLE IX

                                 INDEMNIFICATION

     Section 9.01.  Transaction Related Indemnification.

     (a) Except as otherwise provided in this Article IX, unless disputed as set forth in Section 9.02, the Company agrees to indemnify, defend and hold harmless the Purchaser and its affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, a "Purchaser Indemnified Party"), to the fullest extent permitted by law from and against any and all Damages directly resulting from or directly arising out of any breach of any representation or warranty, covenant or agreement by the Company in this Agreement; provided, however, that the Company shall not be liable under this Article IX to a Purchaser Indemnified Party to the extent that it is finally judicially determined that such Damages resulted or arose from the breach by such Purchaser Indemnified Party of any representation or warranty of such Purchaser Indemnified Party contained in this Agreement or the willful misconduct or gross negligence to indemnification pursuant to this Article IX will be net of insurance proceeds. Accordingly, the amount which the Company is required to pay to any Purchaser Indemnified Party hereunder (a "Company Indemnity Payment") will be reduced by any insurance
proceeds  theretofore  actually   recovered  by or on  behalf  of any  Purchaser
Indemnified Party in reduction of the related Damages. If a Purchaser Indemnified Party receives a Company Indemnity Payment required by this Article IX in respect of any Damages and subsequently receives insurance proceeds, then the Purchaser Indemnified Party will pay to the Company an amount equal to the Company Indemnity Payment received less the amount of the Company Indemnity Payment that would have been due if the insurance proceeds had been received, realized or recovered before the Company Indemnity Payment was made.

     (b) Except as otherwise provided in this Article IX, unless disputed as set forth in Section 9.02, the Purchaser agrees to indemnify, defend and hold harmless the Company and its affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, a "Company Indemnified Party"), to the fullest extent permitted by law from and against any and all Damages directly resulting from or directly arising out of any breach of any representation or warranty, covenant or agreement by the Purchaser in this Agreement; provided, however, that the Purchaser shall not be liable under this Article IX to a Company Indemnified Party to the extent that it is finally judicially determined that such Damages resulted or arose from the breach by such Company Indemnified Party of any representation or warranty of such Company Indemnified Party contained in this Agreement or the willful misconduct or gross negligence of such Company Indemnified Party. The parties intend that any Damages subject to indemnification pursuant to this Article IX will be net of insurance proceeds. Accordingly, the amount which the Purchaser is required to pay to any Company Indemnified Party hereunder (a "Purchaser Indemnity Payment") will be reduced by any insurance proceeds theretofore actually recovered by or on behalf of any Company Indemnified Party in reduction of the related Damages. If a Company Indemnified Party receives a Purchaser Indemnity Payment required by this
Article IX in respect of any Damages and subsequently receives insurance proceeds, then the Company Indemnified Party will pay to the Purchaser an amount equal to the Purchaser Indemnity Payment received less the amount of the Purchaser Indemnity Payment that would have been due if the insurance proceeds had been received, realized or recovered before the Purchaser Indemnity Payment was made.

     Section 9.02. Notification of Claims for Indemnification. Each party entitled to indemnification under this Article IX (an "Indemnified Party") shall, promptly after the receipt of notice of the commencement of any claim against such Indemnified Party in respect of which indemnity may be sought from the party obligated to indemnify such Indemnified Party under this Article IX (the "Indemnifying Party"), notify the Indemnifying Party in writing of the commencement thereof. Any such notice shall describe the claim in reasonable detail. The failure of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this
Article IX or (b) under this Article IX unless, and only to the extent that, such failure results in the Indemnifying Party's forfeiture of substantive rights or defenses or the Indemnifying Party is prejudiced by such delay. The procedures listed below shall govern the procedures for the handling of indemnification claims.

     (a) Any claim for indemnification for Damages that do not result from a Third Party Claim as defined in the following paragraph, shall be asserted by written notice given by the Indemnified Party to the Indemnifying Party. Such Indemnifying Party shall have a period of thirty (30) days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such thirty (30) day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment as noted in
Section 9.01.  If such  Indemnifying  Party does not respond  within such thirty
(30) day period or rejects such claim in whole or in part, the Indemnified Party shall be free to pursue such remedies as specified in this Agreement, including the dispute resolution provisions set forth in Section 9.03 below.

     (b) If an Indemnified Party shall receive notice or otherwise learn of the assertion by a person or entity not a party to this Agreement of any threatened legal action or claim (collectively a "Third Party Claim"), with respect to which an Indemnifying Party may be obligated to provide indemnification, the Indemnified Party shall give such Indemnifying Party written notice thereof within twenty (20) days after becoming aware of such Third Party Claim.

     (c) An Indemnifying Party may elect to defend (and, unless the Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise) at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within thirty (30) days after the receipt of notice from an Indemnified Party (or sooner if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnified Party whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. If such Indemnifying Party does not respond within such thirty
(30) day period or rejects such claim in whole or in part, the Indemnified Party shall be free to pursue such remedies as specified in this Agreement, including the dispute resolution provisions set forth in Section 9.03 below. In case any such Third Party Claim shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any claim in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such claim if, in the reasonable opinion of counsel to such Indemnified Party, either (x) one or more defenses are available to the Indemnified Party that are not available to the Indemnifying Party or (y) a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Indemnifying Party (i) shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties and (ii) shall reimburse the Indemnified Parties for such reasonable fees and expenses of such counsel incurred in any such action between the Indemnifying Party and the Indemnified Parties or between such Indemnified Parties and any third party, as such expenses are incurred. The Indemnifying Party agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising or that may arise out of such claim. The Indemnifying Party shall not be liable for any settlement of any claim effected against an Indemnified Party without the Indemnifying Party's written consent, which consent shall not be unreasonably withheld. The rights accorded to an Indemnified Party hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise; provided, however, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Article IX shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

     Section 9.03. Dispute Resolution. In the event that any dispute arises between the parties as to whether an Indemnifying Party owes an obligation of indemnification to the Indemnified Party, the parties must first attempt to resolve their differences amicably within thirty (30) days following the date on which such dispute arose. In the event the parties cannot amicably resolve such dispute, the Indemnifying Party and the Indemnified Party agree that such dispute shall be resolved by submitting the dispute to a Court of competent jurisdiction in the State of New York, New York County, by the filing of a complaint. Within thirty (30) days of the filing of such complaint, the parties shall each submit a position paper to the Court in the form of a brief or memorandum of law of no more than thirty (30) pages in length setting forth with specificity the nature of the dispute and the legal and factual arguments associated with such dispute. Within ten (10) days thereafter, each party will reply to the other party's submission in a brief or memorandum of law of no more than fifteen (15) pages in length. No other submission or discovery shall be allowed in this proceeding. Thereafter, the Court shall convene a hearing solely to determine whether and to what extent the Indemnifying Party is responsible for the claim of indemnification asserted by the Indemnified Party. In this regard, the parties expressly waive their right to a jury trial. The Court's decision shall be binding and final and non-appealable by the Indemnifying Party or the Indemnified Party. In no event, however, shall the Indemnifying Party be responsible to the Indemnified Party for indemnification in the event that the Damages resulted or arose from the breach by the Indemnified Party of any representation, warranty, covenant or other agreement of such party contained in this Agreement or the willful misconduct or gross negligence of such Indemnified Party.

                                   ARTICLE X

                                  MISCELLANEOUS

     Section 10.01. Fees and Expenses. The Company shall be solely responsible for: (i) all reasonable fees and expenses related to the transactions contemplated by this Agreement, including, without limitation, (A) all reasonable attorneys fees and expenses incurred by the Purchaser up to an aggregate maximum of $25,000, (B) all reasonable fees and expenses incurred by the Purchaser in connection with any amendments, modifications or waivers of this Agreement or incurred in connection with the enforcement of this Agreement, including, without limitation, all reasonable attorneys fees and expenses, and
(C) all stamp or other similar taxes and duties, if any, levied in connection with issuance of the Shares pursuant hereto.

     Section 10.02. Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Purchaser and the Company shall be required to employ any other reporting entity.

     Section 10.03. Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Purchaser, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any Persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

     Section 10.04. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

                  If to the Company:

                  Collagenex Pharmaceuticals, Inc.
                  41 University Drive
                  Newtown, Pennsylvania  18940
                  Telephone:  (215) 579-7388
                  Facsimile:  (215) 579-8577
                  Attention:  Nancy C. Broadbent, Chief Financial Oficer

with a copy (which shall not constitute notice) to:

                  Hale and Dorr LLP
                  650 College Road East
                  4th Floor
                  Princeton, New Jersey  08540
                  Telephone:  (609) 750-7600
                  Facsimile:  (609) 750-7700
                  Attention:  William J. Thomas, Esq.

if to the Purchaser:

                  Kingsbridge Capital Limited/ c/o Kingsbridge Corporate
                        Services Limited
                  Main Street
                  Kilcullen, County Kildare
                  Republic of Ireland
                  Telephone:  011-353-45-481-811
                  Facsimile:  011-353-45-482-003
                  Attention:  Adam Gurney, Director

with a copy (which shall not constitute notice) to:

                  Keith M. Andruschak, Esq.
                  Clifford Chance Rogers & Wells LLP
                  200 Park Avenue, 52nd Floor
                  New York, NY  10166
                  Telephone:  (212) 878-8000
                  Facsimile:  (212) 878-8375

Either party hereto may from time to time change its address or facsimile number for notices under this Section by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

     Section 10.05. Assignment. Neither this Agreement nor any rights of the Purchaser or the Company hereunder may be assigned by either party to any other Person.

     Section 10.06. Amendment; No Waiver. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by both parties hereto. The failure of the either party to insist on strict compliance with this Agreement, or to exercise any right or remedy under this Agreement, shall not constitute a waiver of any rights provided under this Agreement, nor estop the parties from thereafter demanding full and complete compliance nor prevent the parties from exercising such a right or remedy in the future.

     Section 10.07. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersede all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, relating to the subject matter hereof.

     Section 10.08. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that, such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

     Section 10.09. Title and Subtitles. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

     Section 10.10. Counterparts. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument.

     Section 10.11. Choice of Law. This Agreement shall be construed under the laws of the State of New York.

     Section 10.12.  Specific Enforcement, Consent to Jurisdiction.

     (a) The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

     (b) Each of the Company and the Purchaser (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchaser consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

     Section 10.13. Survival. Section 2.01(b) and the representations and warranties of the Company and the Purchaser contained in Articles IV and V and the covenants contained in Article V and Article VI shall survive the execution and delivery hereof and the Closing until the termination of this Agreement, and the agreements and covenants set forth in Article VIII and Article IX of this Agreement shall survive the execution and delivery hereof and the Closing hereunder.

     Section 10.14. Publicity. Prior to the Closing, neither the Company nor the Purchaser shall issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement. In the event the Company is required by law, based upon an opinion of the Company's counsel, to issue a press release or otherwise make a public statement or announcement with respect to this Agreement prior to the Closing, the Company shall consult with the Purchaser on the form and substance of such press release. Promptly after the Closing, each party may issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement; provided that, prior to issuing any such press release, making any such public statement or announcement, the party wishing to make such release, statement or announcement obtains the prior consent of the other party, which consent shall not be unreasonably withheld or delayed.

     Section 10.15. Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

     Section 10.16. Liquidated Damages. The parties hereto acknowledge and agree that the sums payable under Section 2.01(b), Section 2.02 and Section 3.11 shall give rise to liquidated damages and not penalties. The parties further acknowledge that: (a) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate; (b) the amounts specified in such Sections bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Purchaser in connection with (x) the failure by the Company to sell Shares to the Purchaser with aggregate purchase prices totaling at least the Minimum Commitment Amount,
(y) the failure of the Company to maintain the effectiveness of the Registration Statement, and (z) the failure by the Company to deliver the Shares on any Settlement Date; and (c) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.

                [Remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first written.


                                        KINGSBRIDGE CAPITAL LIMITED



                                        By: /s/ Valentine O'Donoghue
                                            ------------------------------------
                                            Name:  Valentine O'Donoghue
                                            Title:  Director



                                        COLLAGENEX PHARMACEUTICALS, INC.


                                        By: /s/ Nancy C. Broadbent
                                            ------------------------------------
                                            Name:  Nancy C. Broadbent
                                            Title:  Chief Financial Officer

                                     ANNEX A

                            MAXIMUM DRAW DOWN AMOUNT

     The Maximum Draw Down Amount with respect to a Draw Down shall be calculated on the Trading Day preceding the first Trading Day of the Draw Down Pricing Period and shall be based upon the product of (x) the closing bid price of the Company's Common Stock as reported by Bloomberg L.P. using the HP function and (y) the number of outstanding shares of Common Stock of the Company as reported by Bloomberg L.P. using the DES function (such product referred to as the "Market Capitalization") as set forth in the following table:



================================================================================
        Market Capitalization                  Maximum Draw Down Amount
        ---------------------                  ------------------------
--------------------------------------------------------------------------------
        At least $150 million                          $3 million
--------------------------------------------------------------------------------
At least $120 million but less than $150               $2.5 million
                million
--------------------------------------------------------------------------------
 At least $90 million but less than $120               $2 million
                million
--------------------------------------------------------------------------------
 At least $65 million but less than $90                $1.5 million
                million
--------------------------------------------------------------------------------
 At least $45 million but less than $65                $1 million
                million
================================================================================

                                  SCHEDULE 4.03

                                 CAPITALIZATION





AUTHORIZED CAPITAL

As of December 31, 2001, the authorized capital stock of the Company consisted of:

(a) Five Million (5,000,000) shares of undesignated preferred stock, $0.01 par value, of which;

          (i) Two Hundred Thousand (200,000) shares have been designated as Series D Cumulative Convertible Preferred Stock ("Series D Stock"), of which 200,000 shares are outstanding, all of which are validly issued and outstanding, fully paid and non-assessable; and

          (ii) Four Million Eight Hundred Thousand (4,800,000) shares are currently undesignated preferred stock, none of which are issued and outstanding.

(b) Twenty Five Million (25,000,000) shares of common stock, $0.01 par value per share (the "Common Stock"), of which (i) Ten Million Nine Hundred Ninety Nine Thousand Five Hundred Seventy Three (10,999,573) shares are outstanding, all of which are validly issued and outstanding, fully paid and non-assessable; and
(ii) Two Million Seventeen Thousand Eight Hundred Sixty (2,017,860) shares are duly reserved for issuance in connection with the conversion of the Series D Stock.

SERIES D STOCK

As of December 31, 2001, there were 200,000 shares of the Company's Series D Stock issued and outstanding, and such shares of Series D Stock are, at any time, convertible into shares of Common Stock. The current conversion price, which is subject to adjustment under certain circumstances, is $9.91. The Series D Stock is currently convertible into 2,017,860 shares of Common Stock. The rights and privileges of the Series D Stock are more fully set forth in the Certificate of Designation, Preferences and Rights of Series D Cumulative Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on May 11, 1999, and Amended as of October 17, 2001 (the "Amended Series D Certificate"). The Amended Series D Certificate was filed as Exhibit
4.1 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 18, 2001.

OPTIONS OUTSTANDING

As of December 31, 2001, there were options to purchase 2,452,609 shares of Common Stock issued and outstanding.

WARRANTS OUTSTANDING

As of December 31, 2001, there were warrants to purchase 550,000 shares of Common Stock issued and outstanding. In March 2001, the Company consummated a private placement of 1,500,000 shares of Common Stock and warrants to purchase 400,000 shares of Common Stock (the "March 2001 Financing") to Perseus-Soros BioPharmaceutical Fund, LP and other investors (collectively, the "Investors"). In connection with the March 2001 Financing, the Company also issued warrants to purchase an additional 150,000 shares of Common Stock to Tucker Anthony, Inc. ("Tucker Anthony") in partial consideration services rendered by Tucker Anthony as the Company's placement agent for the March 2001 Financing. The Company is obligated to maintain the effectiveness of a shelf registration statement with respect to such shares of Common Stock issued in the March 2001 Financing and such shares underlying warrants issued in connection with the March 2001 Financing. Should the Company fail to maintain the effectiveness of such shelf registration statement for a continuous 24 month period, the Company will be required to issue to the Investors and Tucker Anthony an additional 27,500 shares of Common Stock, in the aggregate, for no additional consideration.

SHAREHOLDER PROTECTION RIGHTS PLAN

The Company maintains a Shareholder Rights Plan (the "Rights Plan"). Under the Rights Plan, each common stockholder receives one "Right" for each share of Common Stock held. Each Right, once exercisable, entitles the holder to purchase from the Company one one-hundredth of a share of the Company's Series A Participating Preferred Stock at an exercise price of $65. All Rights expire on September 26, 2007 unless earlier redeemed. At December 31, 2001, the Rights were neither exercisable nor traded separately from Common Stock, and become exercisable only if a person or a group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the voting power of all outstanding shares of Common Stock and in certain other limited circumstances. Upon separation from the Common Stock, each Right will entitle the holder, other than the acquiring person that has triggered such separation, to effectively purchase certain shares of Common Stock equal in market value to two times the then applicable exercise price of the Right. If the Company is acquired in a merger or other business combination transaction, or 50% or more of the Company's assets or earning power are sold in one or more related transactions, the Rights will entitle holders, upon exercise of the Rights, to receive shares of Common Stock of the acquiring or surviving company with a market value equal to twice the exercise price of each Right. In 1999, the Company amended its Rights Plan to specifically exclude an initial issuance of the Preferred Stock, and, subsequently in 2001 amended its Rights Plan to restate and clarify the definition of "Acquiring Person" as set forth in Section
1.1 thereof.

PREEMPTIVE RIGHTS

As of December 31, 2001, pursuant to the terms of the following agreements, certain holders of Common Stock are entitled to preemptive rights:

(a) Fourth Investment Agreement dated September 29, 1995, to which certain prior holders of the Company's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock remain parties. All of such shares of Preferred Stock converted to shares of Common Stock at the time of the Company's Initial Public Offering.

(b) Stockholders and Registration Rights Agreement dated March 19, 1999, to which holders of the Company's Series D Stock are parties. Such holders are also entitled to certain dividends payable in shares of Common Stock and cash as set forth in the Certificate of Designation, Preferences and Rights of Series D Cumulative Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on May 11, 1999, and amended as of October 17, 2001.

(c) Pre-emptive Rights Agreement dated as of March 12, 2001, to which the purchasers of Common Stock in the March 2001 Financing (as hereinafter defined) are parties.

REGISTRATION RIGHTS

As of December 31, 2001, pursuant to the terms of the following agreements, certain holders of Common Stock are entitled to registration rights:

(a) Registration Rights Agreement dated as of September 29, 1995, to which certain prior holders of the Company's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock remain parties. All of such shares of Preferred Stock converted to shares of Common Stock at the time of the Company's Initial Public Offering.

(b) Stockholders and Registration Rights Agreement dated March 19, 1999, to which holders of the Company's Series D Stock are parties. Such holders are also entitled to certain dividends payable in shares of Common Stock and cash and certain anti-dilution protection as set forth in the Certificate of Designation, Preferences and Rights of Series D Cumulative Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on May 11, 1999, and Amended as of October 15, 2001.

(c) Registration Rights Agreement (Annex C to the Purchase Agreement) dated as of March 12, 2001, to which the purchasers of Common Stock in the March 2001 Financing are parties.

(d) Warrant Agreements dated as of March 12, 2001.

(e) Stock Purchase Agreement dated August 24, 2001 by and between the Company and Atrix Laboratories, Inc. Pursuant to the terms of such agreement, Atrix was granted certain piggy-back registration rights. However, such rights are not triggered by the consummation of an equity line financing, or any registration statements filed by the Company with respect thereto.

RESTRICTIVE AGREEMENTS

The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock, to the Company's knowledge there is no, voting trust, agreement or arrangement among any of the beneficial holders of Common Stock affecting the exercise of the voting rights of such securities.

SHAREHOLDER WAIVERS

The following stockholders of the Company have not, as of the date hereof, waived any rights they may have (including any preemptive, registration or similar or other rights) in connection with, or consented to the transactions contemplated by, the Common Stock Purchase Agreement:

HOLDERS OF THE COMPANY'S SERIES A PREFERRED STOCK, SERIES B PREFERRED STOCK, OR SERIES C PREFERRED STOCK (ALL SUCH PREFERRED STOCK CONVERTED TO COMMON STOCK IN CONNECTION WITH THE COMPANY'S INITIAL PUBLIC OFFERING):

o       William Dawson

o       NYL Bioventure Partners, LLC

o       Marquette Venture Partners II, L.P.

o       MVP II Affiliates Fund, L.P.

o       Robert Easton

o       Stuart Schube


HOLDERS OF THE COMPANY'S SERIES D PREFERRED STOCK:

o       Oaktree Principal Opportunities Fund LP
        (OCM Principal Opportunities Fund, L.P.)

o       Richard A. Horstmann

o       Marquette Venture Partners II, L.P.

o       MVP Affiliates Fund, LP

o       Robert Easton

o       Pebblebrook Partners, Ltd.


HOLDERS OF THE COMPANY'S COMMON STOCK AND/OR WARRANTS TO PURCHASE SHARES OF COMMON STOCK ISSUED IN THE MARCH 2001 FINANCING:

o       Perseus-Soros BioPharmaceutical Fund, L.P.

o       Anvil Investment Associates, LP

o       Ashford Capital Partners, LP

o       John Patience

o       Jack W. Schuler

o       Tucker Anthony, Inc.

                                  SCHEDULE 4.10

                                 ACTIONS PENDING



SECURITIES AND EXCHANGE COMMISSION INVESTIGATION

     The Securities and Exchange Commission ("SEC") is conducting a formal investigation of certain trading in CollaGenex stock in and around September 1999. The Company learned of the existence of this investigation on January 30, 2001, and has been cooperating fully with the SEC. The Company cannot predict the outcome of this investigation.